                                                                    Exhibit 12.1

                                     NSTAR
               Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 2000
                                (in thousands)

Net income from continuing operations                $164,000

Income taxes                                           73,430

Fixed charges                                         169,831
                                                     --------
   Total                                             $407,261
                                                     ========

Interest expense                                     $152,831
Interest component of rentals                          17,000
                                                     --------

   Total                                             $169,831
                                                     ========

Ratio of earnings to fixed charges                       2.40
                                                     ========